                                                                      EXHIBIT 11

                                  AMSURG CORP.
                               EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                               THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                              ----------------------------------  ----------------------------------
                                                           PER                                 PER
                               EARNINGS        SHARES     SHARE    EARNINGS       SHARES      SHARE
                              (NUMERATOR)  (DENOMINATOR)  AMOUNT  (NUMERATOR)  (DENOMINATOR)  AMOUNT
                              -----------  -------------  ------  -----------  -------------- -------
2005:
Net earnings from continuing
 operations per common share
 (basic)..................      $ 9,183        29,625      $0.31    $27,979        29,538      $0.95
Effect of dilutive
 securities options.......            -           662                     -           621
                                -------        ------               -------        ------
 Net earnings from
    continuing operations
    per common share
    (diluted).............      $ 9,183        30,287      $0.30    $27,979        30,159      $0.93
                                =======        ======               =======        ======
Net earnings per common
 share (basic)............      $ 8,361        29,625      $0.28    $26,694        29,538      $0.90
Effect of dilutive
 securities options.......            -           662                     -           621
                                -------        ------               -------        ------
 Net earnings per common
    share (diluted).......
                                $ 8,361        30,287      $0.28    $26,694        30,159      $0.89
                                =======        ======               =======        ======
2004:
Net earnings from continuing
 operations per common share
 (basic)..................      $ 8,840        29,886      $0.30    $24,653        30,094      $0.82
Effect of dilutive
 securities options.......            -           568                     -           622
                                -------        ------               -------        ------
 Net earnings from
    continuing operations
    per common share
    (diluted).............      $ 8,840        30,454      $0.29    $24,653        30,716      $0.80
                                =======        ======               =======        ======
Net earnings per common
 share (basic)............      $13,166        29,886      $0.44    $31,020        30,094      $1.03
Effect of dilutive
 securities options.......            -           568                     -           622
                                -------        ------               -------        ------
 Net earnings per common
    share (diluted).......
                                $13,166        30,454      $0.43    $31,020        30,716      $1.01
                                =======        ======               =======        ======